Exhibit 99.1

Unusual Machines, Inc. Announces Pricing of $40.0 Million Confidentially Marketed Public Offering of Common Stock

Orlando, Florida, May. 5, 2025 (GLOBE NEWSWIRE) -- Unusual Machines, Inc. (“Unusual Machines” or the “Company”) (NYSE American: UMAC), a United States based manufacturer and distributor of drone parts announced today the pricing of its confidentially market public offering (the “Offering”) of 8,000,000 shares of common stock at a public offering price of $5.00 per share.

The Company expects to receive aggregate gross proceeds of $40.0 million from the Offering, before deducting placement agent fees and other related expenses. The Offering is expected to close on or about May 6, 2025, subject to the satisfaction of customary closing conditions.

The Company intends to use net proceeds from the Offering to accelerate the completion of its Orlando, Florida drone motor facility and well as for general corporate purposes, including working capital.

Dominari Securities LLC is acting as the exclusive placement agent for the Offering.

This Offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-286413), previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 7, 2025 and subsequently declared effective by the SEC on April 21, 2025.

A preliminary prospectus supplement and accompanying shelf prospectus relating to the Offering and describing the terms of thereof has been filed with the SEC on May 5, 2025 and forms a part of the effective registration statement, and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying base prospectus may be obtained, by contacting Dominari Securities LLC, Attention: Syndicate Department, 725 5th Ave., 23 Floor, New York, NY 10022, by email at info@dominarisecurities.com, or by telephone at (212) 393-4500. The final terms of the Offering will be disclosed in a final prospectus supplement to be filed with the SEC, which will be available for free on the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Unusual Machines, Inc.

The Company manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in first-person view (“FPV”) ultra-low latency video goggles for drone pilots. Several of the Company’ products have been approved for and listed on the Defense Innovation Unit’s Blue Framework list. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, The Company seeks to be a dominant component supplier to the fast-growing multi-billion-dollar US drone industry and the global defense business. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032. For more information visit Unusual Machines at https://www.unusualmachines.com/ ..

Forward-Looking Statements

This press release contains forward-looking statements which involve substantial risks and uncertainties relating to closing the Offering and use of proceeds. Forward-looking statements are often identifiable by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although the Company believes that it has a reasonable basis for making each forward-looking statement contained in this press release, the Company cautions that these statements are based on a combination of facts and factors currently known by the Company and its expectations of the future, about which the Company cannot be certain. Forward-looking statements are subject to considerable risks and uncertainties, as well as other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, without limitation, risks and uncertainties related to whether or not the Company will be able to raise the proceeds from the Offering; market conditions; satisfaction of customary closing conditions related to the Offering; and other risks and uncertainties, including those described within the section entitled “Risk Factors” in the Company’s 2024 Annual Report on Form 10-K, changes in its business which affect the planned use of proceeds and the Risk Factors contained in the Prospectus Supplement. There can be no assurance that the Company will be able to complete the Offering on the anticipated terms, or at all. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances, except as required by law.

Investor Relations Contact:

CS Investor Relations

917-633-8980

investors@unusualmachines.com